Amendment No. 1, dated as of May 1, 1995, among Stern's Miracle-Gro Products, Inc., Stern's Nurseries, Inc., Miracle-Gro Lawn Products, Inc., Miracle-Gro Products Limited, James Hagedorn, Katherine Hagedorn Littlefield, Paul Hagedorn, Peter Hagedorn, Robert Hagedorn, Susan Hagedorn, Horace Hagedorn, John Kenlon, The Scotts Company, ZYX Corporation, Hagedorn Partnership, L.P. and Community Funds, Inc.


                    AMENDMENT No. 1

      Amendment  No.  1, dated as of May  1,  1995  (this
"Amendment"   or  this  "Amendatory  Agreement"),   among
Stern's  Miracle-Gro Products Inc., a New Jersey  corpora
tion,  Stern's  Nurseries, Inc., a New York  corporation,
Miracle-Gro  Lawn Products Inc., a New York  corporation,
Miracle-Gro  Products  Limited, a  New  York  corporation
(collectively, the "Miracle-Gro Constituent  Companies"),
James  Hagedorn,  Katherine  Hagedorn  Littlefield,  Paul
Hagedorn,  Peter  Hagedorn,  Robert  Hagedorn  and  Susan
Hagedorn  (such individuals being herein referred  to  as
the  "General  Partners"), Horace Hagedorn, John  Kenlon,
The  Scotts Company, an Ohio corporation ("Scotts"),  ZYX
Corporation,  an  Ohio corporation and a direct,  wholly-
owned subsidiary of Scotts ("ZYX"), Hagedorn Partnership,
L.P., a Delaware limited partnership (the "Partnership"),
and  Community  Funds,  Inc., a New  York  not-for-profit
corporation (the "Charity"), to the Agreement and Plan of
Merger  dated  as of January 26, 1995 (the "Merger  Agree
ment"   and  as  amended  hereby,  the  "Amended   Merger
Agreement").

      WHEREAS, the Miracle-Gro Constituent Companies, the
General  Partners, Horace Hagedorn, John  Kenlon,  Scotts
and  ZYX are parties to the Merger Agreement (capitalized
terms  not  otherwise  defined  herein  shall  have   the
meanings assigned to them in the Merger Agreement); and

      WHEREAS, simultaneously herewith, the General Part ners are forming Hagedorn Partnership, L.P. (the "Part nership") and contributing to the Partnership all of the shares of stock of the Miracle-Gro Constituent Companies held by such persons; and

     WHEREAS, simultaneously herewith, Horace Hagedorn is contributing to the Charity all of the shares of capital stock of the Company and Miracle-Gro Delaware; and

      WHEREAS, the parties wish to amend the Merger Agree ment to, among other things, reflect these events.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. The parties hereto agree that the Partnership hereby assumes and shall be obligated to perform each and every obligation and covenant to be observed or performed by  the Shareholders pursuant to the Merger Agreement  as
if the Partnership had been an original signatory of the Merger Agreement and had been defined therein as one of the "Shareholders". The parties further agree that the Partnership shall be entitled to each and every right and benefit owing generally to the Shareholders pursuant to the Merger Agreement and shall further be entitled to receive the Merger Consideration, in accordance with the terms and conditions of the Merger Agreement and Schedule
1.04  thereto,  which the Merger Agreement  and  Schedule
1.04 provides will be owing in respect of all shares of the Company and Miracle-Gro Delaware owned by any of the General Partners. Notwithstanding anything is this Amend ment to the contrary, each of the General Partners shall continue to be obligated to perform each and every obliga tion and covenant to be observed or performed by the Shareholders under the Amended Merger Agreement and shall
continue   to  be  deemed  to  have  made,  jointly   and
severally, each and every representation and warranty  in
Article III of the Amended Merger Agreement.

     2.         The parties hereto agree that the Charity
hereby assumes and shall be obligated to perform each and
every obligation and covenant to be observed or performed
by  the Shareholders pursuant to the Merger Agreement  as
if  the  Charity  had been an original signatory  of  the
Merger  Agreement and had been defined therein as one  of
the  "Shareholders"; provided that the Charity shall  not
have  any obligation pursuant to Section 3.12 or  Article
XI  (except  to  the extent that Article  XI  applies  to
covenants  to be performed by the Charity) of the  Merger
Agreement, which shall continue to be the obligations  of
the   other  Shareholders  as  provided  in  the   Merger
Agreement.   The parties further agree that  the  Charity
shall  be  entitled to each and every right  and  benefit
owing  generally  to  the Shareholders  pursuant  to  the
Merger Agreement and shall further be entitled to receive
the  Merger Consideration, in accordance with  the  terms
and  conditions of the Merger Agreement and Schedule 1.04
thereto,  which  the Merger Agreement and  Schedule  1.04
provides  will be owing in respect of all shares  of  the
Company   and  Miracle-Gro  Delaware  owned   by   Horace
Hagedorn.  Notwithstanding anything in this Agreement  to
the  contrary,  Horace  Hagedorn  shall  continue  to  be
obligated  to  perform  each  and  every  obligation  and
covenant  to  be  observed  or  performed  by  him  as  a
Shareholder under the Amended Merger Agreement and  shall
continue to be deemed to have made, jointly and severally
with    the   other   Shareholders,   each   and    every
representation and warranty in Article III of the Amended
Merger Agreement.


     3. Notwithstanding anything in this Amendment to the contrary, only the General Partners, Horace Hagedorn and John Kenlon shall be entitled to the benefits of
Section 8.07 of the Merger Agreement.

     4. The Shareholders repeat and reaffirm that each of the Miracle-Gro Constituent Companies, other than Nurseries, is and at all times since January 1, 1985 and prior to the consummation of the transfers of shares of capital stock of the Company, Miracle-Gro Delaware and Miracle-Gro UK to the Partnership and the Charity, respec tively, as contemplated by the Amended Merger Agreement, has been, an S corporation within the meaning of Section 1361(a)(1) of the Code (or the corresponding provisions of  preceding law) and is not subject to the tax  imposed
on  certain built-in gains under Section 1374 of the Code
or  the tax imposed under Section 1375 of the Code.  Each
of  the  parties  hereto acknowledges  and  agrees  that,
effective upon the consummation of the transfers of shares of capital stock of the Company, Miracle-Gro Delaware and Miracle-Gro UK to the Partnership and the
Charity,  respectively,  as  contemplated  hereby,   such
company's status as an S corporation shall terminate and that for purposes of determining the satisfaction of the condition set forth in Section 9.02(i) and the scope of the obligations of the Shareholders pursuant to Article
XI, the immediately preceding sentence shall be substitut ed for the ante-penultimate sentence of Section 3.12 of the Merger Agreement.

     5.        Article I of the Merger Agreement is hereby
amended to provide that, in lieu of Miracle-Gro UK's merg
ing with and into the Company, Miracle-Gro UK shall be ac
quired  by, and shall become a direct wholly owned subsid
iary  of,  the Company as follows:  Immediately following
the Effective Time, the Partnership and John Kenlon shall
deliver to the Company certificates representing  all  of
the shares of outstanding capital stock of Miracle-Gro UK
(accompanied by stock powers properly executed  in  blank
or  other appropriate instruments of transfer), and shall
receive, in consideration therefor, solely shares of  Con
vertible   Preferred  Stock  as  set  forth  in  Schedule
1.04(c), and such Merger Consideration shall be legally and beneficially owned by the Partnership and John
Kenlon, respectively.

     6.        Article I of the Merger Agreement is hereby
amended   to   provide  that,  in  lieu  of   Miracle-Gro
Delaware's merging with and into the Company, Miracle-Gro
Delaware shall be acquired by, and shall become a direct wholly owned subsidiary of, the Company as follows: Imme diately following the Effective Time, the Partnership, the Charity and John Kenlon shall deliver to the Company certificates representing all of the shares of outstand ing capital stock of Miracle-Gro Delaware (accompanied by stock powers properly executed in blank or other appro priate instruments of transfer), and shall receive, in consideration therefor, solely shares of Convertible Pre ferred Stock as set forth in Schedule 1.04(b), and such Merger Consideration shall be legally and beneficially owned by the Partnership, the Charity and John Kenlon, respectively.

     7. Each of the Miracle-Gro Constituent Companies, the General Partners, the Partnership, Horace Hagedorn and John Kenlon, jointly and severally, represent and warrant to Scotts and Merger Subsidiary that immediately following the Effective Time they and the Charity shall deliver to the Company all of the outstanding capital stock of, or other ownership interest in, Miracle-Gro UK and Miracle-Gro Delaware free and clear of any Lien and free of any other limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interest, and at such time there will be no options or other rights to acquire from the Company, or of Miracle-Gro UK or Miracle-Gro Delaware to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securi ties or ownership interest in, Miracle-Gro UK or Miracle-
Gro Delaware, respectively.

     8. This Amendment is intended to effect the amend ments to the Merger Agreement provided herein and shall be  deemed to do so in accordance with Section  12.02  of
the  Merger  Agreement.  Except as  otherwise  set  forth
herein,    the    Merger   Agreement    (including    the
representations made by the Shareholders in Article III thereof and including the provisions of Section 11.01) shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendatory Agreement to be duly executed as of the day and year first above written.



                    STERN'S MIRACLE-GRO PRODUCTS, INC.


                    By
                    Title:  Chairman and Chief
                             Executive Officer

                    STERN'S NURSERIES, INC.


                    By
                    Title:  Chief Executive Officer

                    MIRACLE-GRO LAWN PRODUCTS INC.


                    By
                    Title:  President

                    MIRACLE-GRO PRODUCTS LIMITED


                    By
                    Title:  Executive Vice President




                         HORACE HAGEDORN



                         JAMES HAGEDORN



                         KATHERINE HAGEDORN LITTLEFIELD



                         PAUL HAGEDORN



                         PETER HAGEDORN



                         ROBERT HAGEDORN



                         SUSAN HAGEDORN



                         JOHN KENLON



                    THE SCOTTS COMPANY


                    By
                    Title:  Chief Executive Officer



                    ZYX CORPORATION, an Ohio corporation


                    By
                    Title:  President


                    COMMUNITY FUNDS, INC.


                    By
                    HAGEDORN PARTNERSHIP, L.P.


                    By
                    A General Partner